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                                                                   Exhibit 23(i)


                         CONSENT OF INDEPENDENT AUDITORS

To the Board of Directors
Ocean West Holding Corporation and Subsidiary

We consent to the use of our Independent Auditors' Report dated June 26, 2002 covering the consolidated financial statements of Ocean West Holding Corporation and Subsidiary as of March 31, 2002 and for the two years then ended, included in in the Form S-1 registration statement, File Number 333-86484 to be filed with the Commission on approximately July 30, 2002.

We also consent to the reference to us as experts in matters of accounting and auditing in this registration statement.


/s/ Stonefield Josephson, Inc.

Santa Monica, California
July 29, 2002